Exhibit 99


                    [COMMONWEALTH BANCORP, INC. LETTERHEAD]


For release:   IMMEDIATELY
Contact:       Charles M. Johnston, Chief Financial Officer (610) 313-2189


COMMONWEALTH BANCORP, INC. CEO AND CFO TO PRESENT AT RYAN, BECK & CO.
        ANNUAL FINANCIAL INSTITUTION INVESTORS CONFERENCE


NORRISTOWN, PA, NOVEMBER 27, 2001 - Commonwealth Bancorp, Inc. (NASDAQ:
CMSB), announced today that its Chief Executive Officer, Patrick J. Ward, and Chief Financial Officer, Charles M. Johnston, will present at the Ryan, Beck & Co. Annual Financial Institution Investors Conference on November 29, 2001 at 8:15 a.m.

The Company's presentation will include, among other things, a discussion of its consumer and commercial banking businesses, corporate objectives and financial performance.

Interested individuals may listen to the presentation, including the question and answer period, by calling 1-800-937-6563. Callers should refer to the Ryan, Beck & Co. Conference. A copy of the slides used in the presentation are available at www.commonwealthbank.com or through the Company's Investor Relations Department at (610) 313-1931.

Commonwealth Bancorp, Inc., with consolidated assets of $1.8 billion, is the holding company for Commonwealth Bank, which has 59 branches throughout southeast Pennsylvania.